UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2023

PETIQ, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-38163 (Commission File Number)	35-2554312 (I.R.S. Employer Identification No.)

230 E. Riverside Dr. Eagle, Idaho (Address of principal executive offices)	83616 (Zip Code)

(208) 939-8900
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Class A common stock, par value $0.001 per share	PETQ	The Nasdaq Global Select Market

☐ Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 ( 240.12b-2 of this chapter)

☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act

Item 1.01. Entry into a Material Definitive Agreement.

On February 3, 2023, PetIQ Holdings, LLC (“Holdco”) and PetIQ, LLC (“Opco”), each a subsidiary of PetIQ, Inc., entered into the First Amendment Agreement (the “Amendment”) by and among Holdco, Opco, the guarantor subsidiaries party thereto, the lenders party thereto and KeyBank National Association, as administrative and collateral agent (the “Administrative Agent”), which amended the ABL Credit and Guaranty Agreement, dated April 13, 2021, by and among Holdc, Opco, the guarantor subsidiaries party thereto, the lenders party thereto and the Administrative Agent (the “Credit Agreement”). The Amendment replaced the interest rate benchmark from London Interbank Offered Rate to the Secured Overnight Financing Rate. Other than the foregoing, the material terms of the Credit Agreement remain unchanged.

The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to the Amendment filed herewith as Exhibit 10.1 to this Current Report on Form 8-K, and such exhibit is incorporated herein by reference

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
10.1
First Amendment Agreement, dated February 3, 2023, among PetIQ Holdings, LLC, PetIQ, LLC, the guarantor subsidiaries party thereto, the lenders party thereto and KeyBank National Association, as administrative and collateral agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETIQ, INC.
Dated: February 9, 2023	By	/s/ Zvi Glasman
	Name:	Zvi Glasman
	Title:	Chief Financial Officer